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EXHIBIT 99.1

                  Certification of Chief Executive Officer of
                    Advanced Refrigeration Technologies, Inc.

In connection with the quarterly report of Advanced Refrigeration Technologies, Inc., (the "Company") on Form 10-Q for the quarter ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rick R. McEwan, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)      the Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 12, 2002

/s/  Rick R. McEwan
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Rick R. McEwan
Chairman and Chief Executive Officer
Advanced Refrigeration Technologies, Inc.